Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Fourth Quarter and Full Year 2016 Results and Provides Q1 and Full Year 2017 Guidance

•	Net new business of $587.3 million in the fourth quarter; Net book-to-bill of 1.42

•	$413.6 million of service revenue in the fourth quarter; 14.2% growth at actual foreign exchange rates and 14.6% constant currency growth compared to the fourth quarter of 2015

•	Fourth quarter GAAP Net Income per diluted share was $0.22 and GAAP Net Income was $14.0 million

•	Fourth quarter Adjusted Net Income per diluted share was $0.71 per share and Adjusted Net Income was $45.9 million

RALEIGH, N.C., February 22, 2017 -- PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended December 31, 2016.

For the three months ended December 31, 2016, service revenue was $413.6 million, which represents growth of 14.2%, or $51.3 million, compared to the fourth quarter of 2015 at actual foreign exchange rates. On a constant currency basis, service revenue grew $52.9 million, an increase of 14.6% compared to the fourth quarter of 2015.

Net new business for the quarter ended December 31, 2016 was $587.3 million, representing a net book-to-bill ratio of 1.42 for the period. This net new business contributed to an ending backlog of $2.9 billion at December 31, 2016.

“We are pleased to have delivered another quarter with double-digit revenue, earnings and net new business growth year-over-year,” said Colin Shannon, PRA’s Chief Executive Officer. “We are well-positioned to deliver at least mid-teens growth during the coming year, as evidenced by our record level of new business awards and backlog. We continue to stay focused on our key strategic objectives, our client deliverables and developing our people, and we look forward to delivering strong results in 2017.”

Direct costs were $274.4 million during the three months ended December 31, 2016 compared to $234.9 million for the fourth quarter of 2015. Direct costs were 66.3% of service revenue during the fourth quarter of 2016 compared to 64.8% of service revenue during the fourth quarter of 2015. The increase in direct costs as a percentage of service revenue is due to the continued hiring of billable staff to support our current projects and the hiring of additional staff to ensure appropriate staffing levels to support our future growth.

Selling, general and administrative expenses were $70.2 million during the three months ended December 31, 2016 compared to $63.6 million for the fourth quarter of 2015. Selling, general and administrative costs were 17.0% of service revenue during the fourth quarter of 2016 compared to 17.6% of service revenue during the fourth quarter of 2015. The decrease in selling, general and administrative expenses as a percentage of revenue is attributable to our ability to continue to effectively manage our sales and administrative functions as the Company continues to grow.

For the three months ended December 31, 2016, we incurred transaction-related expenses of $13.0 million. The costs consist of $12.7 million of one-time stock-based compensation expense related to the release of transfer restrictions on vested options and the vesting of certain performance-based stock options in connection with the November secondary offering. In addition, we incurred $0.3 million of third-party fees associated with the secondary offering.

During the fourth quarter of 2016, we also incurred a loss on extinguishment of debt of $16.7 million. This loss is associated with our refinancing on our first lien term debt, which included the write-off of $15.8 million of unamortized debt issuance costs and $0.9 million of other costs associated with the transaction.

GAAP net income was $14.0 million for the three months ended December 31, 2016, or $0.22 per share on a diluted basis, compared to GAAP net income of $28.5 million for the three months ended December 31, 2015, or $0.45 per share on a diluted basis. Our GAAP net income for the three months ended December 31, 2016 included transaction-related expenses and the loss on extinguishment discussed above.

EBITDA was $54.3 million for the three months ended December 31, 2016, representing a decrease of 22.0% compared to the fourth quarter of 2015. Adjusted EBITDA was $73.9 million for the three months ended December 31, 2016, representing growth of 8.8% compared to the fourth quarter of 2015.

Adjusted Net Income was $45.9 million for the three months ended December 31, 2016, representing 22.3% growth compared to the fourth quarter of 2015. Adjusted Net Income per diluted share was $0.71 for the three months ended December 31, 2016, representing 20.3% growth compared to the fourth quarter of 2015.

A reconciliation of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and our 2017 guidance, to the corresponding GAAP measures is included in this press release.

Full Year 2016

For the twelve months ended December 31, 2016, service revenue was $1,580.0 million, which represents growth of 14.8%, or $204.2 million, compared to the twelve months ended December 31, 2015 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $209.5 million, representing growth of 15.2% compared to the twelve months ended December 31, 2015.

GAAP income from operations was $162.3 million, GAAP net income was $68.2 million and GAAP net income per diluted share was $1.06 for the twelve months ended December 31, 2016.

Adjusted Net Income was $162.3 million for the twelve months ended December 31, 2016, an improvement of 28.6% compared to the same period in 2015.  Adjusted Net Income per diluted share was $2.52 for the twelve months ended December 31, 2016, up 26.0% compared to the same period in 2015.

Q1 2017 and Full Year 2017 Guidance

For Full Year 2017, the Company expects to achieve service revenues between $1.795 billion and $1.835 billion, representing constant currency growth of 14% to 16%, GAAP net income per diluted share between $2.46 and $2.56 per share, representing growth of 132% to 142%, Adjusted Net Income per diluted share between  $3.08 and  $3.18 per share, representing growth of 22% to 26%, and annual effective income tax rate estimates at approximately 27%.

For Q1 2017, the Company expects to achieve service revenues between $415 million and $425 million, representing constant currency growth of 11% to 14%, GAAP net income per diluted share between $0.41 and $0.46 per share, Adjusted Net Income per diluted share between $0.57 and $0.62 per share, and annual effective income tax rate estimates at approximately 27%.

All financial guidance assumes a EURO rate of 1.11 and a GBP rate of 1.35. All other foreign currency exchange rates are as of January 31, 2017.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on February 23, 2017, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 66572766. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 66572766.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and over 13,000 employees worldwide. Since 2000, PRA has performed approximately 3,500 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 70 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Helen O’Donnell

Solebury Communications Group

Managing Director

203.726.1372

InvestorRelations@PRAHS.com or

hodonnell@soleburyir.com

Christine Rogers

PRA Health Sciences, Inc.

Director, Public Relations

919.786.8463

rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; the

Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude  stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in (gains) losses of unconsolidated joint ventures, transaction-related cost, acquisition-related costs, severance costs and restructuring charges, prior year foreign research and development credits, lease termination costs,  non-cash rent adjustments and other charges. Adjusted Net Income is also adjusted to exclude amortization of intangible assets, amortization of terminated interest rate swaps, and amortization of deferred financing costs. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA, Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:	(Unaudited)
Service revenue	$413,613	$362,265	$1,580,023	$1,375,847
Reimbursement revenue	58,773	66,682	231,688	238,036
Total revenue	472,386	428,947	1,811,711	1,613,883
Operating expenses:			—	—
Direct costs	274,355	234,882	1,032,688	886,528
Reimbursable out-of-pocket costs	58,773	66,682	231,688	238,036
Selling, general and administrative	70,245	63,586	269,893	246,417
Transaction-related costs	13,049	—	44,834	—
Depreciation and amortization	17,260	19,735	69,506	77,952
Loss on disposal of fixed assets	463	201	753	652
Income from operations	38,241	43,861	162,349	164,298
Interest expense, net	(12,388)	(15,683)	(54,913)	(61,747)
Loss on extinguishment of debt	(16,693)	—	(38,178)	—
Foreign currency gains, net	14,765	5,251	24,029	14,048
Other income (expense), net	692	73	607	(1,434)
Income before income taxes and equity in gains (losses) of unconsolidated joint ventures	24,617	33,502	93,894	115,165
Provision for income taxes	10,625	5,663	28,494	30,004
Income before equity in gains (losses) of unconsolidated joint ventures	13,992	27,839	65,400	85,161
Equity in gains (losses) of unconsolidated joint ventures, net of tax	33	665	2,775	(3,396)
Net income	$14,025	$28,504	$68,175	$81,765
Net income per share attributable to common stockholders:
Basic	$0.23	$0.47	$1.12	$1.36
Diluted	$0.22	$0.45	$1.06	$1.29
Weighted average common shares outstanding:
Basic	61,294	60,108	60,759	59,965
Diluted	65,001	63,581	64,452	63,207

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$144,623	$121,065
Restricted cash	4,715	5,060
Accounts receivable and unbilled services, net	439,053	415,077
Prepaid expenses and other current assets	35,367	30,175
Income taxes receivable	979	2,399
Total current assets	624,737	573,776
Fixed assets, net	87,577	80,691
Goodwill	971,980	1,014,798
Intangible assets, net	473,976	533,938
Deferred tax assets	6,568	3,069
Investment in unconsolidated joint ventures	284	1,288
Deferred financing fees	1,762	2,490
Other assets	23,507	18,693
Total assets	$2,190,391	$2,228,743
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$31,250	$—
Accounts payable	51,335	57,096
Accrued expenses and other current liabilities	123,589	119,893
Income taxes payable	25,524	19,262
Advanced billings	332,501	333,729
Total current liabilities	564,199	529,980
Deferred tax liabilities	73,703	81,691
Long-term debt, net	797,052	889,514
Other long-term liabilities	26,185	24,836
Total liabilities	1,461,139	1,526,021
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at December 31, 2016 and December 31, 2015; 61,597,705 and 60,245,009 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	616	602
Additional paid-in capital	879,067	828,347
Accumulated other comprehensive loss	(224,686)	(132,307)
Retained earnings	74,255	6,080
Total stockholders' equity	729,252	702,722
Total liabilities and stockholders' equity	$2,190,391	$2,228,743

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$68,175	$81,765
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,506	77,952
Amortization of debt issuance costs and discount	4,433	5,983
Amortization of terminated interest rate swaps	4,961	731
Stock-based compensation expense	7,067	5,276
Non-cash transaction related costs	42,166	—
Unrealized foreign currency gains	(24,499)	(16,464)
Loss on modification or extinguishment of debt	38,178	—
Loss on disposal of fixed assets	753	652
Change in acquisition-related contingent consideration	(527)	89
Equity in (gains) losses of unconsolidated joint ventures	(2,775)	3,396
Unrealized loss on derivatives	47	1,787
Other reconciling items	(652)	443
Excess tax benefit from stock-based compensation	(846)	—
Deferred income taxes	(10,469)	(3,219)
Changes in operating assets and liabilities:
Accounts receivable and unbilled services	(31,313)	(83,211)
Prepaid expenses and other assets	(10,071)	(11,675)
Accounts payable and other liabilities	(1,474)	36,135
Income taxes	7,308	9,958
Advanced billings	79	42,830
Net cash provided by operating activities	160,047	152,428
Cash flows from investing activities:
Purchase of fixed assets	(33,143)	(32,814)
Cash paid for interest on interest rate swap	(913)	(302)
Cash paid to terminate interest rate swaps	—	(32,907)
Acquisition of Nextrials, Inc., net of cash acquired	(4,268)	—
Acquisition of Value Health Solutions, Inc., net of cash acquired	—	(543)
Payment of ClinStar, LLC working capital settlement	—	(1,693)
Distributions from unconsolidated joint ventures	3,700	19,529
Contributions to unconsolidated joint ventures	—	(23,000)
Proceeds from the sale of fixed assets	10	44
Net cash used in investing activities	(34,614)	(71,686)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	625,000	—
Proceeds from accounts receivable financing agreement	120,000	—
Repayment of long-term debt	(822,559)	(40,000)
Borrowings on line of credit	110,000	90,000
Repayments of line of credit	(110,000)	(90,000)
Payment of debt prepayment and debt extinguishment costs	(17,824)	—
Payment for debt issuance costs	(7,713)	—
Payment of common stock issuance costs	—	(525)
Excess tax benefit from stock-based compensation	846	—
Proceeds from stock option exercises	655	81
Payment of acquisition-related contingent consideration	—	(2,000)
Net cash used in financing activities	(101,595)	(42,444)
Effects of foreign exchange changes on cash, cash equivalents, and restricted cash	(625)	(3,702)
Change in cash, cash equivalents, and restricted cash	23,213	34,596
Cash, cash equivalents, and restricted cash, beginning of period	126,125	91,529
Cash, cash equivalents, and restricted cash, end of period	$149,338	$126,125

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income	$14,025	$28,504	$68,175	$81,765
Depreciation and amortization	17,260	19,735	69,506	77,952
Interest expense, net	12,388	15,683	54,913	61,747
Provision for income taxes	10,625	5,663	28,494	30,004
EBITDA	54,298	69,585	221,088	251,468
Stock-based compensation expense (a)	2,127	1,642	7,067	5,276
Loss on disposal of fixed assets, net (b)	463	201	753	652
Loss on extinguishment of debt (c)	16,693	—	38,178	—
Foreign currency gains, net (d)	(14,765)	(5,251)	(24,029)	(14,048)
Other non-operating (income) expense, net (e)	(692)	(73)	(607)	1,434
Equity in (gains) losses of unconsolidated joint ventures, net of tax	(33)	(665)	(2,775)	3,396
Foreign research and development credits (f)	(197)	150	(197)	(8,346)
Transaction-related costs (g)	13,049	—	44,834	—
Acquisition-related costs (h)	2,192	49	2,434	233
Lease termination expense (i)	33	354	(415)	3,270
Severance and restructuring charges (j)	—	(220)	33	1,569
Non-cash rent adjustment (k)	746	1,419	2,923	4,273
Other charges (l)	—	743	—	2,416
Adjusted EBITDA	$73,914	$67,934	$289,287	$251,593

Net income	14,025	28,504	68,175	81,765
Amortization of intangible assets	11,113	14,179	45,368	56,751
Amortization of deferred financing costs	919	1,161	4,433	5,983
Amortization of terminated interest rate swaps	1,627	731	4,961	731
Stock-based compensation expense (a)	2,127	1,642	7,067	5,276
Loss on disposal of fixed assets, net (b)	463	201	753	652
Loss on extinguishment of debt (c)	16,693	—	38,178	—
Foreign currency gains, net (d)	(14,765)	(5,251)	(24,029)	(14,048)
Other non-operating (income) expense, net (e)	(692)	(73)	(607)	1,434
Equity in (gains) losses of unconsolidated joint ventures, net of tax	(33)	(665)	(2,775)	3,396
Foreign research and development credits (f)	(197)	150	(197)	(8,346)
Transaction-related costs (g)	13,049	—	44,834	—
Acquisition-related costs (h)	2,192	49	2,434	233
Lease termination expense (i)	33	354	(415)	3,270
Severance and restructuring charges (j)	—	(220)	33	1,569
Non-cash rent adjustment (k)	746	1,419	2,923	4,273
Other charges (l)	—	743	—	2,416
Total adjustments	33,275	14,420	122,961	63,590
Tax effect of total adjustments (m)	(1,420)	(5,406)	(28,829)	(19,097)
Adjusted net income	$45,880	$37,518	$162,307	$126,258

Diluted weighted average common shares outstanding	65,001	63,581	64,452	63,207

Adjusted net income per diluted share	$0.71	$0.59	$2.52	$2.00

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(in millions, except per share amounts)

(unaudited)

	FY 2017
	Adjusted net income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$162.0	$168.0	$2.46	$2.56
Adjustments:
Amortization of intangible assets	36.0	36.0	0.55	0.55
Amortization of deferred financing costs	2.0	2.0	0.03	0.03
Amortization of terminated interest rate swaps	6.0	6.0	0.09	0.09
Stock-based compensation expense (a)	8.0	8.0	0.12	0.12
Non-cash rent adjustment (k)	4.0	4.0	0.06	0.06
Total adjustments	56.0	56.0	0.85	0.85
Tax effect of total adjustments (m)	(15.0)	(15.0)	(0.23)	(0.23)
Adjusted net income and adjusted net income per diluted share	$203.0	$209.0	$3.08	$3.18

	Q1 2017
	Adjusted net income		Adjusted Diluted Earnings Per Share
	Low	High	Low	High

Net income and net income per diluted share	$27.0	$30.0	$0.41	$0.46
Adjustments:
Amortization of intangible assets	9.0	9.0	0.14	0.14
Amortization of deferred financing costs	0.5	0.5	0.01	0.01
Amortization of terminated interest rate swaps	1.5	1.5	0.02	0.02
Stock-based compensation expense (a)	2.0	2.0	0.03	0.03
Non-cash rent adjustment (k)	1.0	1.0	0.02	0.02
Total adjustments	14.0	14.0	0.22	0.22
Tax effect of total adjustments (m)	(4.0)	(4.0)	(0.06)	(0.06)
Adjusted net income and adjusted net income per diluted share	$37.0	$40.0	$0.57	$0.62

(a)

Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (g).

(b)

Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)

Loss on extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)

Foreign currency (gains) losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)

Other non-operating (income) expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)

The foreign research and development credits are the result of a comprehensive analysis we have been performing across the organization to determine whether expenditures incurred qualify as research and development as defined by the respective jurisdiction.  The amounts recorded in this line item represent amounts recorded in the current period that related to a prior period.

(g)

Transaction-related costs primarily relate to costs incurred in connection with the March, May and November 2016 secondary offerings and receivables financing agreement. These costs include $32.0 million of non-cash stock-based compensation expense related to the vesting and release of the transfer restrictions of certain performance-based stock options and $10.1 million of stock-based compensation expense associated with the release of the transfer restrictions on a portion of service-based vested options in connection with the announcement of our March, May and November 2016 secondary offerings. In addition, we incurred $2.7 million of third-party fees associated with the secondary offerings and the closing of our accounts receivable financing agreement.

(h)

Acquisition-related costs primarily relate to costs incurred in connection with purchase of the assets of Value Health Solutions, Inc., the acquisition of Nextrials, Inc., and the integration cost for the Takeda joint venture, as well as costs related to other potential acquisitions to enhance our strategic objectives.

(i)	Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.
(j)

Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(k)

We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(l)	Represents charges incurred that are not considered part of our core operating results.
(m)	Represents the tax effect of the total adjustments at our estimated effective tax rate.

###